CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated February 15, 2001 on the combined financial statements of Frontier Incumbent Local Exchange Carrier Businesses.




Arthur Andersen LLP

New York, New York
March 29, 2001